Exhibit 99.1

Consolidated financial statements of

Wheels Group Inc.

December 31, 2014 and 2013

Wheels Group Inc.

December 31, 2014 and 2013

Independent Auditor’s Report

To the Directors of

Wheels Group Inc.

We have audited the accompanying consolidated financial statements of Wheels Group Inc. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2014 and 2013, and the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended December 31, 2014 and 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board: this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wheels Group Inc. and its subsidiaries as at December 31, 2014 and 2013, and the results of their operations and their cash flows for the years ended December 31, 2014 and 2013 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

April 24, 2015

Toronto, Canada

Wheels Group Inc.

Consolidated statements of financial position

as at December 31, 2014 and 2013

(In thousands of Canadian dollars)

			December 31,	December 31,
	Note		2014	2013
			$	$
Assets
Current assets
Cash			5,733	3,412
Cash held for redemption of preferred shares	12, 15(ii	)	3,902	—
Trade and other receivables	5		45,965	43,453
Income tax receivable			420	490
Prepaid expenses			1,092	925
			57,112	48,280
Prepaid expenses			214	479
Property and equipment	6		7,399	8,265
Intangible assets	7		12,879	17,598
Goodwill	8		33,028	32,446
Deferred tax assets	9		2,776	2,105
			113,408	109,173
Liabilities
Current liabilities
Bank indebtedness	10		4,150	5,320
Long-term debt	11		2,851	4,161
Accounts payable and accrued liabilities			44,273	38,731
Deferred lease inducement			78	82
Finance lease obligation			24	26
Redeemable convertible preference shares	15(ii	)	3,902	7,127
			55,278	55,447
Finance lease obligation			20	43
Deferred lease inducement			637	744
Deferred revenue			1,037	1,404
Long-term debt - senior debt	11		14,058	15,356
Long-term debt - subordinated debt	12		7,075	—
Other long-term liabilities	2,17		—	603
			78,105	73,597
Equity
Common equity			35,303	35,576
			113,408	109,173

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Wheels Group Inc.

Consolidated statements of operations

years ended December 31, 2014 and 2013

(In thousands of Canadian dollars except share and per share amounts)

			Year ended	Year ended
			December 31,	December 31,
	Note		2014	2013
			$	$
Revenue			375,130	355,241
Materials and services expense			327,820	307,388
Gross margin			47,310	47,853
Expenses
Personnel expenses			28,717	28,483
Other operating expenses	16		11,293	10,307
Restructuring costs	17		—	809
Share-based compensation	18		14	558
Business combination costs	2, 25		384	94
			40,408	40,251
Income before other items and income taxes			6,902	7,602
Other items
Depreciation of property and equipment	6		1,867	2,045
Amortization of intangible assets	7		4,683	4,229
Amortization of deferred lease inducements			(220)	(209)
Gain on reversal of contingent consideration	2		(1,008)	—
Loss on impairment of intangible assets	2		905	—
Gain on disposal of property and equipment			(149)	(7)
Finance income	19		(843)	(567)
Finance costs	19		2,956	2,410
			8,191	7,901
Loss before income taxes			(1,289)	(299)
Recovery of income taxes	9		(171)	(278)
Net loss			(1,118)	(21)
Loss per share	15(iv	)
Basic			(0.01)	(0.00)
Diluted			(0.01)	(0.00)
Weighted average number of common shares outstanding			89,556,568	89,556,568
Weighted average number of diluted common shares outstanding			89,556,568	89,556,568

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Wheels Group Inc.

Consolidated statements of comprehensive income

years ended December 31, 2014 and 2013

(In thousands of Canadian dollars)

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Net loss	(1,118)	(21)
Other comprehensive income
Items to be reclassified to net income
Foreign currency translation differences	831	496
Comprehensive income (loss)	(287)	475

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Wheels Group Inc.

Consolidated statements of changes in equity

years ended December 31, 2014 and 2013

(In thousands of Canadian dollars)

						Conversion		Foreign
			Number of			option on	Share	currency
			common	Share		preference	issuance	translation
	Note		shares	capital	Warrants	shares	reserve	reserve	Deficit
				$	$	$	$	$	$
Balance, December 31, 2012			89,556,568	53,410	211	567	2,570	(21)	(22,194)
Net income			—	—	—	—	—	—	(21)
Other comprehensive loss			—	—	—	—	—	496	—
Comprehensive income (loss)			—	—	—	—	—	496	(21)
Warrants expired	15(iii	)	—	—	(202)	—	202	—	—
Share-based compensation	18		—	—	—	—	558	—	—
Balance, December 31, 2013			89,556,568	53,410	9	567	3,330	475	(22,215)
Net loss			—	—	—	—	—	—	(1,118)
Other comprehensive income			—	—	—	—	—	831	—
Comprehensive income (loss)			—	—	—	—	—	831	(1,118)
Warrants expired	15(iii	)	—	—	(9)	—	9	—	—
Share-based compensation	18		—	—	—	—	14	—	—
Balance, December 31, 2014			89,556,568	53,410	—	567	3,353	1,306	(23,333)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Wheels Group Inc.

Consolidated statements of cash flows

years ended December 31, 2014 and 2013

(In thousands of Canadian dollars)

		Year ended	Year ended
		December 31,	December 31,
	Note	2014	2013
		$	$
Operating activities
Net loss		(1,118)	(21)
Adjustments
Depreciation of property and equipment		1,867	2,045
Amortization of intangible assets		4,683	4,229
Amortization of deferred lease inducements		(220)	(209)
Share-based compensation		14	558
Net finance costs		2,113	1,843
Income tax recovery		(171)	(278)
Gain on reversal of contingent consideration	2	(1,008)	—
Loss on impairment of intangible assets	2	905	—
Gain on disposal of property and equipment		(149)	(7)
Lease inducement		74	—
Interest paid		(2,412)	(2,060)
Interest income received		12	15
Income tax paid		(437)	(2,417)
Unrealized foreign exchange gain (loss)		328	232
Net change in non-cash working capital items related to operating activities	20	3,144	1,161
		7,625	5,091
Investing activities
Additions to intangible assets		(400)	(491)
Additions to property and equipment		(837)	(885)
Proceeds from sale of property and equipment		480	167
Cash paid for acquisition	2	—	(603)
Cash acquired on business combination	2	—	245
		(757)	(1,567)
Financing activities
Bank term loan		500	—
Subordinated debt		7,427	—
Financing costs		(662)	—
Cash held for redemption of preferred shares		(3,902)	—
Redemption of Series 1A preferred shares		(3,525)	—
Increase (decrease) in bank indebtedness		(1,170)	302
Repayments of long-term debt		(3,584)	(3,325)
Additions to finance lease obligation		—	70
Repayments of finance leases		(26)	(9)
		(4,942)	(2,962)
Effect of exchange rate changes on cash held in foreign currencies		395	130
Increase in cash		2,321	692
Cash, beginning of year		3,412	2,720
Cash, end of year		5,733	3,412

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

1.	Nature of operations

Wheels Group Inc. (“Wheels” or the “Company”) is a comprehensive North American provider of third-party logistics (“3PL”) and transportation services. The Company is publicly listed with shares traded on the Toronto Stock Exchange Venture (“TSXV”) and was established under the laws of Ontario. The principal and registered address of the Company is 5090 Orbitor Drive, Mississauga, Ontario, L4W 5B5.

On September 18, 2013, the Company acquired the business of BBL Worldwide (“BBL”) as set out in Note 2. The results of operations of BBL have been included in the Company’s financial statements subsequent to the date of acquisition.

2.	Business combinations

On September 18, 2013, the Company acquired all of the outstanding common shares of BBL, a provider of cross border truck brokerage services. Consideration for the acquisition included $603 in cash and up to an additional $1,597 in undiscounted contingent consideration that may be payable in cash upon achievement of annual minimum gross margins over the three year period to September 17, 2016. The fair value of the contingent consideration had been estimated at $884 at the date of purchase. At December 31, 2013, the current portion of the contingent consideration in the amount of $466, including accretion expense, was included in accounts payable and accrued liabilities, and the remaining balance of $450, including accretion expense, which was payable beyond one year, was included in other long-term liabilities.

The carrying value of the accounts receivable acquired approximated fair value. There was no allowance for doubtful accounts at the acquisition date.

Revenue of the Company for the year ended December 31, 2013 includes $1,871 in respect of BBL from the date of acquisition of September 18, 2013. Included in the Company’s results is income of $56 relating to BBL’s operations, including amortization of intangibles of $118 and business combination costs of $94.

Had the acquisition been effected at January 1, 2013, revenues for the year ended December 31, 2013 from BBL would have been approximately $5,150 and net income for the year would have been approximately $110, including amortization of intangible assets of approximately $405 and business combination costs of $94. Management considers these pro-forma numbers, which are unaudited, to represent an approximate measure of the performance of the acquired business and to provide a reference point for comparison in future periods. In determining pro-forma income of BBL, had the acquisition been acquired at the beginning of the current fiscal year, management has estimated amortization based on fair values assigned to the intangible assets acquired but has not adjusted the results for any anticipated benefits arising from the acquisition.

The following table sets out the allocation of the purchase price to the assets and liabilities acquired.

$
Consideration
Cash	603
Contingent consideration	884
1,487
Net assets acquired
Cash	245
Accounts receivable and other current assets	430
Intangible asset - customer relationships	2,023
Accounts payable and other liabilities	(675)
Deferred income tax liability	(536)
1,487

The contingent consideration due to the former shareholders of BBL is measured at fair value at the end of each reporting period. For the year ended December 31, 2014, the Company reversed contingent consideration in the amount of $1,008, including accretion expense, as a result of BBL not achieving the gross margin objectives pertaining to the payout of any contingent consideration.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

2.	Business combinations (continued)

As a result of not meeting the expected gross margin targets and the reversal of the contingent consideration, the Company tested for impairment the carrying amount of the BBL cash-generating unit (“CGU”), which includes the customer relationship intangible asset acquired. The Company estimated the recoverable amount of the BBL CGU based on a value in use calculation. The recoverable amount was estimated to be less than its carrying amount by $905, using an after-tax discount rate of 13.50% (pre-tax - 17.42%) per annum. The customer relationship intangible asset has been reduced by $905 and this amount has also been charged against income for the year ended December 31, 2014.

3.	Summary of significant accounting policies

Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The financial statements were authorized for issuance by the Board of Directors on March 20, 2015.

Basis of preparation

The financial statements are prepared on a going concern basis, under the historical cost convention except for certain financial assets and liabilities that are presented at fair value. All financial information is presented in Canadian dollars, the Company’s functional currency, rounded to the thousands, except share and per share amounts or as otherwise noted.

The significant accounting policies set out below were consistently applied to all the periods presented.

Critical accounting judgments and estimates

The preparation of these financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Judgment is commonly used in determining whether a balance or transaction should be recognized in the financial statements and estimates and assumptions are more commonly used in determining the measurement of recognized transactions and balances. However, judgments and estimates are often interrelated.

On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, revenue and expenses. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions.

The judgments and estimates involving a higher degree of judgment or complexity are described below.

(i)	Property and equipment

Depreciation of property and equipment is dependent upon estimates of useful lives and salvage value, both of which are determined with the exercise of judgment.

Where an item of property and equipment comprises major components with different useful lives, the components are accounted for as separate items of property and equipment. In applying this policy, judgment is applied in determining significant identifiable components.

The assessment of any impairment of property and equipment is dependent upon estimates of recoverable amounts based on the higher of fair value less costs of disposal and value in use calculation that takes into account factors such as economic conditions and the useful life of the assets.

(ii)	Identification of cash-generating units.

The Company has allocated its tangible and intangible assets to the smallest identifiable group of assets that generate cash inflows and that are largely independent of the cash inflows from other assets. The Company applied judgment to determine its cash-generating units.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Critical accounting judgments and estimates (continued)

(iii)	Impairment of goodwill and intangible assets

The Company tests whether goodwill or intangible assets are impaired in accordance with International Accounting Standard (“IAS”) 36, Impairment of Assets. The recoverable amount of cash-generating units or a group of cash generating units is determined based on the higher of a value in use calculation or the fair value less cost of disposal. The value in use method requires an estimate of future cash flows and the selection of a suitable discount rate in order to calculate the net present value of the cash flows.

(iv)	Valuation of financial instruments

The Company uses valuation techniques that include inputs that are not based on observable market data to estimate the fair value of certain types of financial instruments.

(v)	Valuation of deferred income tax assets

The Company assesses the probability of taxable profits being available in the future based on its budget forecasts. These forecasts are adjusted to take account of certain non-taxable income and expenses and specific rules on the use of unused credits and tax losses. When a forecast shows a net profit, the Company considers that the use of deferred income taxes is probable and recognizes the benefit. When management believes that the benefits will not be realized, the deferred income tax asset is not recognized.

(vi)	Valuation of stock-based compensation expense

The valuation of stock options involves key estimates such as volatility, forfeiture rates, estimated lives and market rates.

(vii)	Allocation of purchase price on business combinations

The allocation of the purchase price on acquisitions involve judgments as to the identification of intangible assets acquired and estimates in determining the fair values of the assets acquired and liabilities assumed.

Principles of consolidation

These consolidated financial statements include the accounts of Wheels Group Inc. and the entities it controls. An entity is controlled when the Company has the ability to direct the relevant activities of the entity, has exposure, or rights, to variable returns from its involvement in the entity, and is able to use its power over the entity to affect its returns from the entity.

The Company’s consolidated financial statements include the accounts of Wheels Group Inc., which includes Bluenose Holdings (Ontario) Inc., Wheels International Inc., and Wheels Logistics Inc. Intercompany transactions and balances have been eliminated in full upon consolidation. The accounts of Wheels International Inc. include its wholly-owned subsidiary companies, Wheels MSM Canada Inc., 2062698 Ontario Inc., Associate Carriers Canada Inc., Wheels Associate Carriers Inc., Wheels General Partner Inc., Wheels Limited Partnership, 3142351 Nova Scotia Company, and Bluenose Finance LLC. The accounts of Bluenose Holdings (Ontario) Inc. include its wholly-owned subsidiary companies, Clipper Exxpress Company, Wheels MSM US, Inc. and Wheels Freight Systems Inc.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Property and equipment is depreciated over the estimated useful lives on a straight-line basis over the following periods.

Computer equipment	2-5 years
Furniture and fixtures	5 years
Trailers, containers and refrigeration equipment	7-14 years
Leasehold improvements	Lesser of useful life and term of lease
Warehouse equipment	7 years

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Property and equipment (continued)

Useful lives, components, the depreciation method and residual amounts are reviewed annually. Such a review takes into consideration the nature of the assets and the intended evolution of the technology.

Gains or losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in net income.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. Leases for which the risks and rewards are retained by the lessor are considered operating leases. Lease payments under an operating lease are recognized as an expense on a straight-line basis over the lease term. Assets held under finance leases are initially recognized as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the consolidated statements of financial position as a finance lease obligation.

Intangible assets

Intangible assets which are not subject to amortization include the Company’s trade name since its life is indefinite. The trade name asset, which is allocated to the Clipper Exxpress Company cash-generating unit, is evaluated for impairment annually at year end and whenever there is indication that it may be impaired.

Intangible assets which are subject to amortization include the Company’s distribution network, customer-related intangible assets and computer software. These intangible assets are amortized over their estimated useful lives, which range from 3 to 6 years, and are tested for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.

Goodwill

Goodwill arising on an acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any. For purposes of impairment testing of goodwill, the Company has grouped the CGUs into two operating segments and performs the test at the segment level. This is the lowest level at which management monitors goodwill for internal management purposes. An operating segment to which goodwill has been allocated is tested for impairment annually or more frequently when there is an indication that the segment may be impaired. Potential impairment is identified by comparing the carrying value of the operating segment to its recoverable amount. The recoverable amount is the higher of its fair value less costs of disposal and its value in use. If the recoverable amount of the segment is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the segment and then to the other assets of the segment on a pro-rata basis based on the carrying amount of each asset in the segment. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication of impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. For the purpose of impairment testing, assets other than goodwill are grouped at the lowest level for which there are separately identifiable cash inflows. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

The recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Impairment of tangible and intangible assets other than goodwill (continued)

If the recoverable amount of an asset or cash-generating unit is estimated to be less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount. Any impairment loss is recognized immediately in income.

Where an impairment loss subsequently reverses, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount. However, the increased carrying amount cannot exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or cash-generating unit in prior years. A reversal of an impairment loss is recognized immediately in income.

Foreign currencies

The financial statements are presented in Canadian dollars, which is the functional currency of the Company and the presentation currency for the consolidated financial statements.

Assets and liabilities of subsidiaries having a functional currency other than the Canadian dollar are translated at the rate of exchange at the reporting period date. Revenues and expenses are translated at average rates for the period, unless exchange rates fluctuated significantly during the period, in which case the exchange rates at the dates of the transaction are used. The resulting foreign currency translation adjustments are recognized in the foreign currency translation reserve included in equity.

Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the date of the transactions. At the end of each reporting period, foreign currency denominated monetary assets and liabilities are translated to the functional currency using the prevailing rate of exchange at the reporting period date. Gains and losses on translation of monetary items are recognized in the statement of operations.

Income taxes

Current income tax assets and liabilities are measured at the amount expected to be paid to tax authorities, net of recoveries, based on the tax rates and laws enacted or substantively enacted at the reporting period date.

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable income. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable income will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable income nor the accounting income.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable income against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

At the end of the reporting periods presented, the Company has no material provisions.

Financial instruments

Financial instruments are classified as one of the following: (i) held-to-maturity, (ii) loans and receivables, (iii) fair value through profit or loss, (iv) available-for-sale, or (v) other financial liabilities. Financial assets and liabilities classified as fair value through profit or loss are measured at fair value with gains and losses recognized in the statement of operations. Financial instruments classified as held-to-maturity, loans and receivables or other financial liabilities are measured at amortized cost. Available-for-sale financial instruments are measured at fair value and any unrealized gains and losses will be recognized in other comprehensive income.

The Company’s financial assets and financial liabilities are classified and measured as follows:

Asset/liability	Classification	Measurement
Cash and cash held for redemption of preferred shares	Loans and receivables	Amortized cost
Trade and other receivables	Loans and receivables	Amortized cost
Accounts payable and accrued liabilities	Other financial liabilities	Amortized cost
Bank indebtedness and long-term debt	Other financial liabilities	Amortized cost
Redeemable convertible preference shares	Other financial liabilities	Amortized cost

Fair value through profit or loss (“FVTPL”)

FVTPL financial instruments are financial assets or financial liabilities typically acquired with an objective to generate revenues from short-term fluctuations in price. They are measured at fair value at the statement of financial position date. Interest earned, gains and losses realized on disposal and unrealized gains and losses from the change in fair value are recorded as part of finance income in the statement of operations. The Company did not hold any FVTPL financial instruments at December 31, 2014 or December 31, 2013.

Held-to-maturity (“HTM”)

HTM financial assets are non-derivative financial assets with fixed or determinable payments and a fixed maturity, other than loans and receivables that an entity has the intention and ability to hold to maturity. These financial assets are measured at amortized cost using the effective interest method. The Company did not hold any HTM assets at December 31, 2014 or December 31, 2013.

Available for sale (“AFS”)

AFS financial assets are those non-derivative financial assets that are designated as AFS or that are not classified as loans and receivables, HTM or FVTPL. AFS financial assets are carried at fair value with unrealized gains and losses included in other comprehensive income until realized, when the cumulative gain or loss is transferred to the statement of operations and presented within gain or loss on financial instruments. The Company did not hold any AFS assets at December 31, 2014 or December 31, 2013.

Loans and receivables

Loans and receivables are financial assets accounted for at amortized cost, using the effective interest method.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Financial instruments (continued)

Other financial liabilities

Other financial liabilities are recorded at amortized cost, using the effective interest method. Transaction costs incurred with issuing non-revolving debt are included in the carrying value of the debt to which they relate and are amortized to interest expense using the effective interest method.

Derivative financial instruments

The Company’s policy is to utilize derivative financial instruments to manage its interest rate risk and not use them for trading or speculative purposes. Derivatives are carried at fair value and are reported as assets when they have a positive fair value and as liabilities when they have a negative fair value. All gains and losses on derivative instruments are recorded in the statement of operations at fair value. The Company did not hold any derivative financial instruments at December 31, 2014 or December 31, 2013.

Compound financial instruments

The component parts of compound financial instrument issued by the Company, such as redeemable convertible preferred shares, are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement and the definitions of a financial liability and an equity instrument.

Revenue recognition

Revenue is recognized when delivery occurs and transportation services are complete. Revenues are net of allowances for rebates and rate concessions.

Share-based compensation

The Company awards options to purchase shares to executives and employees as described in Note 18. The Company uses the fair value method of accounting for options granted. The fair value is determined using the Black-Scholes option pricing model with assumptions for risk-free interest rate, dividend yields, expected volatilities of share prices, forfeiture rate and the expected life of the options. On the grant date, the fair value of the options granted is determined and recognized over the period during which the related options vest, as compensation expense, with a corresponding increase in share issuance reserve. The cumulative expense is recognized at each reporting date based on the Company’s estimate of the number of options that will ultimately vest. No expense is recognized for awards that do not ultimately vest.

The consideration received on the exercise of share options is credited to share capital, together with the related amount previously recorded in share issuance reserve.

Finance income and costs

Finance income comprises primarily interest earned on the Company’s cash balances. Interest income is recognized as it accrues in results of operations using the effective interest method.

Finance costs comprise interest expense on bank indebtedness and loans. Finance costs are recognized as they accrue in results of operations using the effective interest method and are recorded as part of operating activities in the consolidated statements of cash flows.

Fair value gains or losses on derivative financial instrument and foreign currency gains and losses are reported on a net basis as either finance income or cost.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

3.	Summary of significant accounting policies (continued)

Earnings (loss) per share

Basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted per share amounts are calculated using the treasury stock method. The treasury stock method increases the diluted weighted average number of shares outstanding to include additional shares from the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding in-the-money stock options and warrants are exercised and the proceeds from such exercises, including any unamortized stock-based compensation cost, were used to acquire shares of common stock at the average market price during the year.

4.	Accounting changes

Accounting standards effective for 2014

Effective January 1, 2014, the following new or amended accounting standards were effective for the Company:

IAS 32 Financial Instruments, Offsetting Financial Assets and Financial Liabilities: This amendment provided further clarification on the application of the offsetting requirements.

IFRIC 21 Levies: This interpretation addressed the accounting for a liability to pay a levy when such liability is within the scope of IAS 37, Provisions, Contingent Liabilities and Contingent Assets. It also clarified that the obligating event that gives rise to a liability to pay a levy is the activity described in the relevant legislation that triggers the payment of the levy.

IAS 36 Impairment of assets was amended by the IASB in May 2013. The amendments require the disclosure of the recoverable amount of impaired assets when an impairment loss has been recognized or reversed during the period and additional disclosures about the measurement of the recoverable amount of impaired assets when the recoverable amount is based on fair value less costs of disposal, including the discount rate when a present value technique is used to measure the recoverable amount.

The adoption of these standards had no impact on the Company’s results of operations, financial position or disclosures.

Standards, amendments and interpretations issued and not yet adopted

On May 28, 2014, the IASB and the FASB jointly issued IFRS 15, Revenue from Contracts with Customers (“IFRS 15”), a converged Standard on the recognition of revenue from contracts with customers. The core principle of the new Standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the company expects to be entitled in exchange for those goods or services. The new Standard will also result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively (for example, service revenue and contract modifications) and improve guidance for multiple-element arrangements. Application of the standard is mandatory and applies to nearly all contracts with customers: the primary exceptions are leases, financial instruments and insurance contracts. The IASB standard is available for early application with mandatory adoption required for fiscal years commencing on or after January 1, 2017 and is to be applied using the retrospective or the modified transition approach. The standard will address accounting for loyalty programs, warranties and breakage. Management is currently assessing the impact of this standard.

IFRS 9, Financial Instruments sets out the requirements for recognizing and measuring financial assets, financial liabilities and some contracts to buy and sell non-financial items. IFRS 9 replaces IAS 39 – Financial Instruments: Recognition and Measurement. The new standard establishes a single classification and measurement approach for financial assets that reflects the business model in which they are managed and their cash flow characteristics. It also provides guidance on an entity’s own credit risk relating to financial liabilities and has modified the hedge accounting model to better link the economics of risk management with its accounting treatment. Additional disclosures will also be required under the new standard. IFRS 9 is available for early application with mandatory adoption required for fiscal years commencing on or after January 1, 2018. Management is currently evaluating the impact of IFRS 9 on our financial statements.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

4.	Accounting changes (continued)

Standards, amendments and interpretations issued and not yet adopted (continued)

Amendments to IAS 16 and IAS 38, Property, Plant and Equipment and Intangible Assets, clarify that a revenue-based approach to calculate depreciation and amortization generally is not appropriate as it does not reflect the consumption of the economic benefits embodied in the related asset. The amendments are to be implemented for fiscal years commencing on or after January 1, 2016, and applied prospectively.

5.	Trade and other receivables

	December 31,	December 31,
	2014	2013
	$	$
Trade and other receivables	46,329	43,728
Allowance for doubtful accounts	(364)	(275)
	45,965	43,453

Movements in the allowance for doubtful accounts were as follows:

	December 31,	December 31,
	2014	2013
	$	$
Allowance for doubtful accounts, beginning of period	(275)	(262)
Amounts written off for the period	153	123
Additional charge for the period (net)	(242)	(136)
Allowance for doubtful accounts, end of period	(364)	(275)

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

6.	Property and equipment

	Computer	Computer			Warehouse	Warehouse
	equipment	equipment	Furniture and	Leasehold	equipment	equipment	Trailers and
	owned	leased	fixtures	improvements	owned	leased	containers	Total
	$	$	$	$	$	$	$	$
Cost
Balance as at December 31, 2012	2,197	1,251	1,212	544	199	12	16,840	22,255
Additions	155	—	37	36	—	70	587	885
Disposals	(18)	—	(1)	—	—	—	(353)	(372)
Effect of movements in exchange rates	22	—	16	7	4	—	1,064	1,113
Balance as at December 31, 2013	2,356	1,251	1,264	587	203	82	18,138	23,881
Additions	105	—	15	191	57	—	469	837
Disposals	(10)	—	—	—	—	—	(1,052)	(1,062)
Effect of movements in exchange rates	35	—	22	10	6	—	1,466	1,539
Balance as at December 31, 2014	2,486	1,251	1,301	788	266	82	19,021	25,195
Accumulated depreciation
Balance as at December 31, 2012	1,705	1,199	1,013	342	69	2	8,779	13,109
Depreciation	204	51	98	65	76	4	1,547	2,045
Disposals	(15)	—	—	—	—	—	(197)	(212)
Effect of movements in exchange rates	18	—	14	6	—	—	636	674
Balance as at December 31, 2013	1,912	1,250	1,125	413	145	6	10,765	15,616
Depreciation	186	1	58	70	13	12	1,527	1,867
Disposals	(9)	—	—	—	—	—	(722)	(731)
Effect of movements in exchange rates	28	—	21	9	2	—	984	1,044
Balance as at December 31, 2014	2,117	1,251	1,204	492	160	18	12,554	17,796
Carrying amounts
At December 31, 2013	444	1	139	174	58	76	7,373	8,265
At December 31, 2014	369	—	97	296	106	64	6,467	7,399

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

7.	Intangible assets

					Total
	Customer	Distribution	Trade	Computer	intangible
	related	network	name	software	assets
	$	$	$	$	$
Cost
Balance as at December 31, 2012	21,612	497	1,691	2,117	25,917
Additions through business combinations	2,023	—	—	—	2,023
Other additions	—	—	—	491	491
Effect of movements in exchange rates	478	33	117	11	639
Balance as at December 31, 2013	24,113	530	1,808	2,619	29,070
Additions through business combinations	—	—	—	—	—
Other additions	—	—	—	400	400
Impairment loss	(905)	—	—	—	(905)
Effect of movements in exchange rates	672	48	164	16	900
Balance as at December 31, 2014	23,880	578	1,972	3,035	29,465
Accumulated amortization
Balance as at December 31, 2012	4,686	497	—	1,826	7,009
Amortization	4,060	—	—	169	4,229
Effect of movements in exchange rates	195	33	—	6	234
Balance as at December 31, 2013	8,941	530	—	2,001	11,472
Amortization	4,365	—	—	318	4,683
Effect of movements in exchange rates	371	48	—	12	431
Balance as at December 31, 2013	13,677	578	—	2,331	16,586
Carrying amounts
At December 31, 2013	15,172	—	1,808	618	17,598
At December 31, 2014	10,203	—	1,972	704	12,879
8.	Goodwill

Movements in the balance of goodwill consisted of the following:

$
Balance as at December 31, 2012	32,032
Effect of movements in exchange rates	414
Balance as at December 31, 2013	32,446
Effect of movements in exchange rates	582
Balance as at December 31, 2014	33,028

The carrying amount of goodwill and indefinite life intangible assets allocated to the US segment was $6,994 and $1,972 respectively and to the Canadian segment was $26,034 and $nil respectively. The recoverable amount was determined based on the fair value less costs of disposal of each segment using a market approach which entailed using the announced acquisition price (see Note 25) less the costs of disposal and allocating that price to the two operating segments based on the past 5 year  historical average relative segment earnings.

The Company believes that any reasonably possible change in key assumptions on which the recoverable amounts were based would not cause the aggregate carrying amount to exceed the aggregate recoverable amount of the segments.

9.	Income taxes

The Company has approximately $5,601 (December 31, 2013 - $6,039) of non-capital losses in US entities which may be used to reduce future years’ taxable income. The benefit resulting from these tax losses has been recognized in the accounts.

The Company has approximately $4,630 (December 31, 2013 - $2,747) of non-capital losses in its Canadian entities which may be used to reduce future years’ taxable income. The benefit resulting from these tax losses has been recognized in the accounts.

These losses expire primarily in the 2025 to 2034 fiscal years.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

9.	Income taxes (continued)

The effective income tax rates differ from the amount that would be computed by applying the combined federal and provincial statutory income tax rates to the loss before income taxes. The reconciliation is as follows:

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Loss before income taxes	(1,289)	(299)
Combined statutory income tax rate	26.5%	26.5%
Computed income tax recovery	(342)	(79)
Increase (decrease) resulting from
Adjustments for tax purposes	338	344
Benefit of tax losses not previously recognized	(403)	(332)
Jurisdictional tax rate differences	110	(279)
Changes in tax rates	63	(1)
Other	63	69
Recovery of income taxes	(171)	(278)
Provision for (recovery of) income taxes is comprised of
Current	427	613
Deferred	(598)	(891)
	(171)	(278)

Deferred income taxes represent the net tax effect of non-capital tax losses and temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The deferred tax benefits relating to non-capital losses have been recognized based on the Company’s recent history of generating taxable income. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,	December 31,
US entities	2014	2013
	$	$
The tax effect of temporary differences relates to the following
Deferred income tax assets (liabilities)
Liabilities and other provisions	291	617
Loss carryforwards	2,133	2,306
Property and equipment	(1,747)	(1,985)
Net deferred income tax asset	677	938

	December 31,	December 31,
Canadian entities	2014	2013
	$	$
The tax effect of temporary differences relates to the following:
Deferred income tax assets (liabilities)
Liabilities and other provisions	367	605
Loss carryforwards	1,228	728
Property and equipment	504	(166)
Net deferred income tax asset	2,099	1,167

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

9.	Income taxes (continued)

	December 31,	December 31,
Combined	2014	2013
	$	$

Deferred income tax asset	2,776	2,105
10.	Operating line credit facility

The Company has an operating line credit facility of $15,000 (December 31, 2013 - $15,000).

As at December 31, 2014, the Company has drawn $4,150 (December 31, 2013 - $5,320) on the credit facility. The credit facility is available by way of a combination of any of the following:

•	Canadian dollar prime-based loans
•	US dollar prime-based loans
•	US Base Rate loans
•	Bankers’ acceptances
•	Bankers’ acceptances equivalent loans
•	LIBOR loans
•	Letters of credit up to $500

Advances under the credit facility bear interest at rates based upon the bank’s prime lending rate plus an additional interest spread. The additional interest spread is determined based upon certain financial ratios. The interest rate on the credit facility approximated 4.16% at December 31, 2014 (December 31, 2013 - 3.38%) and the credit facility is secured by the following:

•	An unlimited and unconditional guarantee and the assignment and postponement of claims in respect of all loan obligations under the credit facility.
•	Demand debentures providing for liens against all of the present and future assets, property and undertakings of the Company.
•	Pledge agreement in respect of all present and future equity securities of the Company’s subsidiaries.
•	Assignment of all present and future insurance policies and proceeds.
•	Intellectual property security agreement and securities pledge agreements from certain shareholders in respect of intellectual property and shares.

The credit facility expires on February 12, 2017.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

11.	Long-term debt

On February 12, 2014, the Company entered into a new credit agreement with its syndicate of lenders including the Bank of Montreal, as lead, and HSBC Bank Canada. On August 7, 2014, the Bank of Nova Scotia joined the syndicate. The new three year credit agreement includes a $15,000 operating line and refinanced approximately $19,300 in existing term debt that included refinancing $7,000 of 8.00% term debt and $12,300 of 3.48% term debt. The new term debt facility is non-revolving and is amortized over seven years with quarterly principal repayments. The agreement includes an acquisition facility of up to $5,000 to support Wheels’ strategic growth plans. The agreement provides for an additional $7,500 in term debt, subject to lenders’ review and approval, to support the redemption of the Company’s outstanding Class 1A Preference Shares, due on December 31, 2014 (see Notes 12 and 15(ii)). The new facility is secured by the assets of the Company and matures on February 12, 2017.

	December 31,	December 31,
	2014	2013
	$	$
Non-revolving term loan - Loan 1
(US $5,571; December 31, 2013 - US $6,794)	6,462	7,227
Non-revolving term loan - Loan 2
(US $531; December 31, 2013 - US $648)	616	689
Non-revolving term loan - Loan 3	10,028	7,130
Non-revolving term loan - Loan 4	—	4,500
	17,106	19,546
Less: deferred financing costs,
net of amortization of $101 (December 31, 2013 - $35)	197	29
	16,909	19,517
Less: current portion	2,851	4,161
Long-term portion	14,058	15,356
Note:	Loan 3 and Loan 4 are combined into Loan 3 with the amount increased by $500 under the new credit agreement.

Loan 1 is denominated in US dollars, bears interest at LIBOR plus an additional loan spread (December 31, 2013 - prime plus an additional spread), is repayable in quarterly installments and matures on February 12, 2017. The interest rate on Loan 1 at December 31, 2014 was 2.42%, consisting of LIBOR at 0.17% and a loan spread of 2.25% (December 31, 2013 - 3.50%, consisting of prime at 3.25% and a loan spread of 0.25%).

Loan 2 is denominated in US dollars, bears interest at LIBOR plus an additional loan spread (December 31, 2013 - base rate plus an additional spread), is repayable in quarterly installments and matures on February 12, 2017. The interest rate on Loan 2 at December 31, 2014 was 2.42%, consisting of LIBOR at 0.17% and a loan spread of 2.25% (December 31, 2013 - 4.00%, consisting of base rate at 3.75% and a loan spread of 0.25%).

Loan 3 bears interest at Bankers’ Acceptance discount plus an additional loan spread (December 31, 2013 - prime plus an additional spread), is repayable in quarterly installments and matures on February 12, 2017. The interest rate on Loan 3 at December 31, 2014 was 3.57%, consisting of Bankers’ Acceptance discount at 1.32% and a loan spread of 2.25% (December 31, 2013 - 3.25%, consisting of prime at 3.00% and a loan spread of 0.25%).

The principal instalments of long-term debt payable during the subsequent years as stipulated in the new credit agreement are as follows:

	2015	2016	2017	Total
	$	$	$	$
Non-revolving term loan - Loan 1	1,077	1,077	4,308	6,462
Non-revolving term loan - Loan 2	103	103	411	617
Non-revolving term loan - Loan 3	1,671	1,671	6,685	10,027
	2,851	2,851	11,404	17,106

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

12.	Subordinated debt

On December 19, 2014, the Company secured financing of $7,427 from BMO Capital Partners to be used for redemption of the Company’s Series 1A Preference Shares on December 31, 2014 (see Note 15(ii)). With no principal repayments due until maturity on August 31, 2017, the principal amount of the advance bears cash interest at a rate of 13.5% calculated and payable monthly and accrued interest of 2.5% calculated and compounded monthly and payable in cash on the earliest of the maturity date or repayment of the principal amount. The advance is subordinate to Wheels’ senior secured debt, and is secured by the assets of the Company.

	December 31,	December 31,
	2014	2013
	$	$
Subordinated debt	7,427
Accrued interest	7	—
	7,434	—
Less: deferred financing costs, net of amortization of $6 (December 31, 2013 - $Nil)	359	—
	7,075	—
Less: current portion	—	—
Long-term portion	7,075	—
13.	Credit agreement financial covenants

Under its credit agreements with its lenders, the Company must satisfy certain financial covenants, principally in respect of total funded debt to earnings before interest, taxes and amortization (“EBITDA”), a fixed charge ratio, and a working capital ratio.

As at December 31, 2014 and December 31, 2013, the Company was in compliance with all covenants related to its credit agreements.

14.	Compensation of key management personnel

The remuneration of key management personnel during the fiscal years ended December 31, 2014 and December 31, 2013 were as follows:

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Salaries and benefits	2,085	2,294
Share-based compensation	7	317
Termination benefits	—	522
	2,092	3,133
15.	Share capital

The Company is authorized to issue an unlimited number of no par value common shares and preference shares.

i)	Common shares

The common shares entitle the holders thereof to one vote per share. Subject to the prior rights of the holders of any other shares ranking in priority to the common shares, the holders of the common shares are entitled to receive any dividends declared by the Company on the common shares.

Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Company, the holders of the common shares are entitled to share equally, share for share, in any distribution of the assets and property of the Company upon its dissolution, liquidation or winding-up, whether voluntary or involuntary.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

15.	Share capital (continued)

Issued

	December 31,	December 31,
	2014	2013
	$	$
89,556,568 (December 31, 2013 - 89,556,568) common shares	53,410	53,410
ii)	Preference shares

The holders of the Series 1A preference shares are entitled to receive, for each Series 1A preference share, and the Company will pay semi-annually thereon, in respect of each financial year of the Company, within 30 days of the end of the months of June and December, out of the monies properly applicable to the payment of dividends, preferential cumulative cash dividends equal to 10.00% of the Original Issue Price. The Original Issue Price is $1 subject to certain adjustments for any capital reorganization, reclassification, stock dividend, stock split or other recapitalization of the outstanding Series 1A preference shares. Such preferential cumulative dividends will accrue and be cumulative from June 30, 2011.

In the event such preferential cumulative dividends on the Series 1A preference shares have not been paid to the holders thereof by the dates specified for payment, such dividends will cumulate until such time as all such preferential cumulative cash dividends have been paid in full.

The holders of the Series 1A preference shares had the option until December 31, 2013 to convert each preference share into one common share. Upon conversion of any Series 1A preference share, there will be no payment or adjustment by the Company or by any holder of Series 1A preference shares on account of any dividends either on the preference shares so converted or on the common shares resulting from such conversion.

On December 31, 2014, the Company initiated the redemption of the whole of the outstanding Series 1A preference shares on payment, for each share to be redeemed, of an amount per share equal to the Original Issue Price of $1 plus all dividends accrued thereon and unpaid. As at December 31, 2014, 3,525,000 shares were redeemed, and as at January 16, 2015, the remaining 3,901,590 shares were redeemed.

	December 31,	December 31,
	2014	2013
	$	$
3,901,590 (December 31, 2013 - 7,426,590)
Series 1A redeemable convertible preference shares	3,902	7,127

As the preference shares are redeemable or retractable by the holders, the Company accounts for them as liabilities.

(iii)	Warrants

	December 31,	December 31,
	2014	2013
	$	$
Nil (December 31, 2013 - 41,160) warrants	—	9

The warrants were exercisable at $1 per share. On December 31, 2013, 904,500 warrants expired, and on January 5, 2014, 41,160 warrants expired.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

15.	Share capital (continued)
(iv)	Earnings per share

The basic earnings per share and the weighted average number of common shares outstanding have been calculated as follows:

Basic earnings (loss) per share

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Loss attributable to shareholders	(998)	(21)
Weighted average number of common shares	89,556,568	89,556,568
Loss per share - basic	(0.01)	(0.00)

Diluted earnings (loss) per share

For the year ended December 31, 2014, 3,901,590 (December 31, 2013 - 7,426,590) convertible preference shares were excluded from the calculation of diluted loss per share as the effect of the assumed conversion was anti-dilutive. The outstanding share options and warrants also were not factored into the determination of diluted loss per share as the effect was anti-dilutive. Accordingly, diluted earnings (loss) per share are equivalent to basic earnings (loss) per share for the periods reported.

(v)	Share issuance reserve

Share issuance reserve represents a discount recognized on redemption of preference shares, expired warrants, and share-based compensation expensed.

16.	Other operating expenses

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Occupancy costs	4,527	4,018
Professional fees	875	693
Consulting fees	582	529
Other selling, general and administrative	5,309	5,067
	11,293	10,307
17.	Restructuring costs

For the year ended December 31, 2013, the Company accrued $809 for termination benefits related to a geographic realignment of the business units. The current portion of termination benefits in the amount of $656 is included in accounts payable and accrued liabilities and the remaining amount of $153, which is payable in 2015, is included in other long-term liabilities.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

18.	Share-based compensation

The Company’s stock option plan (the “Plan”) is intended to encourage ownership of the Company by directors, officers and employees of the Company and its subsidiaries. The maximum number of common shares which may be set aside for issuance under the Plan is 10.00% of the voting shares issued and outstanding. Any option granted which, for any reason, is cancelled or terminated prior to its exercise, will again become available for grant under the Plan. The following share-based payment arrangements were in existence during the current and prior periods:

Options series		Number	Grant date	Expiry date	Exercise price	Fair value at grant date
					$	$
(1)	Granted on January 1, 2012	6,553,024	1/1/2012	1/1/2017	1.16	0.40
(2)	Granted on March 15, 2012	637,706	3/15/2012	3/15/2022	1.04	0.44
(3)	Granted on May 22, 2012	100,000	5/22/2012	5/22/2022	1.00	0.42
(4)	Granted on October 1, 2012	600,000	10/1/2012	10/1/2022	1.06	0.47

The options granted on January 1, 2012 are exercisable over five years from the grant date with one third vesting immediately, one third vesting after one year and the remaining one third vesting after two years. The options granted on March 15 and May 22, 2012 are exercisable over ten years from the grant date with one third vesting immediately, one third vesting after one year and the remaining one third vesting after two years. The options granted on October 1, 2012 are exercisable over ten years from the grant date with one third vesting after one year, one third vesting after two years and the remaining one third vesting after three years. The grant date fair value of the options was measured based on the Black-Scholes valuation model. Expected volatility was estimated by considering historic average price volatility of the Company and other public companies operating in the same or similar industry. The inputs used in the measurement of the fair values at grant date of the share-based payments are as follows:

				Options series
	Series 1	Series 2	Series 3	Series 4
	$	$	$	$
Fair value at grant date	0.40	0.44	0.42	0.47
Share price at grant date	1.00	1.00	0.95	1.00
Exercise price	1.16	1.04	1.00	1.06
Expected volatility	50.00%	50.00%	50.00%	50.00%
Expected life (years)	5 years	5 years	5 years	5 years
Forfeiture rate	5.00%	5.00%	5.00%	5.00%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Risk-free interest rate	1.30%	1.63%	1.91%	1.28%

The total compensation expense that has been charged against income and credited to share-based payment reserve for the year ended December 31, 2014 was $14 (December 31, 2013 - $558) relating to all outstanding stock options. As at December 31, 2014, 7,417,397 (December 31, 2013 - 4,993,820) options were vested and exercisable at a weighted average exercise price of $1.14 (December 31, 2013 - $1.14). The weighted average remaining contractual life of the outstanding options was 3 years (December 31, 2013 - 4 years).

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

18.	Share-based compensation (continued)

The following reconciles the share options outstanding at the beginning and end of the period:

		Year ended		Year ended
		December 31,		December 31,
		2014		2013
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	options	price	options	price
		$		$
Balance, beginning of period	7,664,063	1.14	7,890,730	1.14
Granted	—	—	—
Forfeited	(153,333)	1.10	(226,667)	1.10
Balance, end of period	7,510,730	1.14	7,664,063	1.14
19.	Finance income and finance costs

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Finance income
Bank interest income	19	16
Foreign exchange gain	824	551
	843	567
Finance costs
Interest expense on bank term loans and bank indebtedness
Bank indebtedness	252	171
Bank term loans	1,111	876
Amortization of finance charges	137	28
Dividends on preference shares	1,043	1,004
Other financial expenses	413	331
	2,956	2,410
Net finance costs	2,113	1,843
20.	Net change in non-cash working capital

	Year ended	Year ended
	December 31,	December 31,
	2014	2013
	$	$
Decrease (increase) in assets
Trade and other receivables	(2,512)	(4,285)
Prepaid expenses	98	327
	(2,414)	(3,958)
Increase (decrease) in liabilities
Accounts payable and accrued liabilities	6,330	4,936
Income tax payable	80	1
Deferred revenue	(367)	13
Other long-term liabilities	(485)	169
	5,558	5,119
	3,144	1,161

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

21.	Commitments

The Company has commitments under operating leases for its premises and equipment. The future minimum lease payments as at December 31, 2014 are as follows:

$
No later than 1 year	3,582
Later than 1 year, but no later than 5 years	6,922
Later than 5 years	—
10,504
22.	Financial instruments

Risk management

In the normal course of business, the Company is exposed to a number of risks that can affect its operating performance. These risks, and the actions taken to manage them, are as follows:

Foreign currency risk

The Company undertakes purchases and sales transactions in foreign currencies, primarily US dollars, and therefore is subject to gains and losses due to fluctuations in foreign currency exchange rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. The foreign exchange gain was $824 for the year ended December 31, 2014 (December 31, 2013 - gain of $551) and is included in finance income and finance costs, respectively, in the statement of operations.

The Company estimates that a one cent weakening or strengthening in the US dollar would have decreased or increased reported net income by approximately $230 per annum. The Company also estimates that a one cent weakening or strengthening in the US dollar would have decreased or increased the reported earnings (including comprehensive income), respectively, of its US currency based subsidiaries by less than $100 per annum.

Interest rate risk

The Company’s exposure to interest rate fluctuations is with respect to the use of its bank credit facilities (Note 10) and certain bank term loans (Note 11), which bear interest at the floating rates. The Company does not undertake interest rate swaps to reduce its exposure to interest rate risk. As at December 31, 2014, a change in the interest rate of 1% per annum would have an impact of approximately $223 per annum in net finance costs.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

22.	Financial instruments (continued)

Fair values

The fair values of all financial assets and liabilities approximate their carrying values either as a result of their short-term nature or their variable rate nature.

		December 31,		December 31,
		2014		2013
	Carrying	Fair	Carrying	Fair
	value	value	value	value
	$	$	$	$
Financial assets
Cash	5,733	5,733	3,412	3,412
Cash held for redemption of preferred shares	3,902	3,902	—	—
Trade and other receivables	45,965	45,965	43,453	43,453
Financial liabilities
Accounts payable and accrued liabilities	44,273	44,273	38,731	38,731
Long-term debt	16,909	16,909	19,517	19,517
Subordiated debt	7,075	7,075	—	—
Bank indebtedness	4,150	4,150	5,320	5,320
Redeemable convertible preference shares	3,902	3,902	7,127	7,127

The Company has no financial assets or liabilities measured at fair value on the statements of financial position.

Credit risk

The Company is subject to risk of non-payment of accounts receivable. The Company mitigates this risk by monitoring the credit worthiness of its customers. Management believes that the credit risk of accounts receivable is limited due to the following reasons:

•	There is a broad base of customers with dispersion across different market segments.
•	No single customer accounts for more than 10% of the Company’s total revenue.

The following is a breakdown of the trade and other receivables aging:

	December 31,	December 31,
	2014	2013
	$	$
0 to 30 days	30,445	28,529
31 to 60 days	11,735	11,495
61 to 90 days	2,473	2,392
91 days and older	1,312	1,037
	45,965	43,453

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to its reputation. Typically, the Company ensures that it has sufficient cash or available credit lines to meet expected operational expenses; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted. The Company monitors its short and medium-term liquidity needs on an ongoing basis using forecasting tools. In addition, the Company maintains a revolving facility which matures in February 2017 (see Note 10).

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

22.	Financial instruments (continued)

Liquidity risk (continued)

The following are the contractual maturities of the financial liabilities as at December 31, 2014:

	Contractual	Less than	1-3	4-5	After
	cash flows	1 year	years	years	5 years
	$	$	$	$	$

Bank indebtedness	4,150	4,150	—	—	—
Long-term debt	17,106	2,851	14,255	—	—
Interest on long-term debt(1)	950	498	452
Subordinated debt	7,427	—	7,427	—	—
Interest on subordinated debt	3,285	1,015	2,270
Accounts payable and accrued liabilities	44,273	44,273	—	—	—
Redeemable preference shares	3,902	3,902	—	—	—
Dividends on redeemable preference shares	371	371	—	—	—
Total	81,464	57,060	24,404	—	—
(1)	Interest calculated based on rates at December 31, 2014.
23.	Capital management

The Company defines capital as the sum of equity, borrowings, bank indebtedness, obligations under finance leases, preference shares less cash and cash equivalents. The Company manages its capital to ensure sufficient operating funds are available to fund its business strategies and to fund leasing and capital expenditures.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions. In order to maintain or modify the capital structure, the Company may arrange new debt with existing or new lenders or obtain additional financing.

The Company is subject to financial covenants related to its bank term loans (Note 13). As at December 31, 2014, the Company was in compliance with all financial covenants.

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

24.	Segmented information

The Company provides logistics services in Canada and the United States. The Company manages its operations on a geographic basis (Canada and US).

		Year ended December 31, 2014				Year ended December 31, 2013
	Canada	US	Eliminations	Total	Canada	US	Eliminations	Total
	$	$	$	$	$	$	$	$

Revenue	182,118	197,556	(4,544)	375,130	175,565	183,269	(3,593)	355,241
Materials and services expense	154,323	178,041	(4,544)	327,820	145,305	165,676	(3,593)	307,388
Gross margin	27,795	19,515	—	47,310	30,260	17,593	—	47,853
Personnel expenses	17,721	10,996	—	28,717	16,922	11,561	—	28,483
Other operating expenses	8,666	2,627	—	11,293	7,661	2,646	—	10,307
Restructuring costs	—	—	—	—	—	809	—	809
Share-based compensation	14	—	—	14	558	—	—	558
Business combination costs	384	—	—	384	94	—	—	94
	26,785	13,623	—	40,408	25,235	15,016	—	40,251
Income before the following	1,010	5,892	—	6,902	5,025	2,577	—	7,602
Depreciation of property and equipment	466	1,401	—	1,867	624	1,421	—	2,045
Amortization of intangible assets	3,582	1,101	—	4,683	3,204	1,025	—	4,229
Amortization of lease inducements	(71)	(149)	—	(220)	(67)	(142)	—	(209)
Gain on reversal of contingent consideration	(1,008)	—	—	(1,008)	—	—	—	—
Loss on impairment of intangible assets	905	—	—	905	—	—	—	—
Loss (gain) on disposal of property and equipment	(202)	53	—	(149)	(29)	22	—	(7)
Finance income	(833)	(10)	—	(843)	(577)	(3)	13	(567)
Finance costs	2,148	808	—	2,956	1,762	661	(13)	2,410
	4,987	3,204	—	8,191	4,917	2,984	—	7,901
Earnings (loss) before income tax	(3,977)	2,688	—	(1,289)	108	(407)	—	(299)
Provision for (recovery of) income taxes	(567)	396	—	(171)	503	(781)	—	(278)
Net income (loss)	(3,410)	2,292	—	(1,118)	(395)	374	—	(21)
As at and for the years ended December 31, 2014 and December 31, 2013:
Segment assets	83,982	38,343	(8,917)	113,408	85,049	34,346	(10,222)	109,173
Segment liabilities	48,750	30,755	(1,400)	78,105	48,156	28,146	(2,705)	73,597
Additions to non-current assets	772	465	—	1,237	3,335	64	—	3,399

Wheels Group Inc.

Notes to the consolidated financial statements

December 31, 2014 and 2013

(In thousands of Canadian dollars)

25.	Subsequent events

On January 20, 2015, the Company entered into an arrangement agreement (the “Arrangement Agreement”) with Radiant Logistics, Inc. (“Radiant”) (NYSE MKT: RLGT) and its wholly-owned subsidiary, Radiant Global Logistics ULC (the “Purchaser”), pursuant to which the Purchaser has agreed, subject to the terms and conditions of the Arrangement Agreement, including approval by the shareholders of Wheels, to acquire all of the outstanding common shares of Wheels by way of a court-approved arrangement (the “Arrangement”). Pursuant to the Arrangement, the shareholders of the Company are entitled to receive consideration of CAD $0.77 per common share. The shareholders of the Company may elect to receive such consideration in cash and/or shares of common stock of Radiant, subject to certain restrictions. The Arrangement is expected to close early in the second calendar quarter of 2015, subject to regulatory and court approval, the Company’s shareholder approval and other customary closing conditions, as more particularly described in the Arrangement Agreement. The transaction closed on April 2, 2015.